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As filed with the Securities And Exchange Commission on April 2, 2001
                                                    REGISTRATION NO. 333-_______
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           GENETRONICS BIOMEDICAL LTD.
             (Exact name of registrant as specified in its charter)

        BRITISH COLUMBIA, CANADA                       33-0024450
     -----------------------------         -------------------------------------
    (State or other jurisdiction          (I.R.S. Employer Identification Number
   of incorporation or organization)             for Genetronics, Inc.)

                           11199 SORRENTO VALLEY ROAD
                        SAN DIEGO, CALIFORNIA 92121-1334
                                 (858) 597-6006
                       ----------------------------------
                        (Address, Zip Code and Telephone
                     Number of Principal Executive Offices)

                             2000 STOCK OPTION PLAN
                             ----------------------
                            (Full title of the plan)

                                   MARTIN NASH
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                           11199 Sorrento Valley Road
                        San Diego, California 92121-1334
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    COPY TO:

                              DOUGLAS J. REIN, ESQ.
                        GRAY CARY WARE & FREIDENRICH LLP
                        4365 EXECUTIVE DRIVE, SUITE 1600
                               SAN DIEGO, CA 92121
                            TELEPHONE: (858) 677-1400
                            FACSIMILE: (858) 677-1477

        This registration statement shall become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


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
- -------------------------------------------------------------------------------------------------
                             CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------------
Title of securities       Amount to be    Proposed maximum     Proposed maximum      Amount of
to be registered          registered(1)   offering price per   aggregate offering    Registration
                                          share(2)             price                 Fee
- -------------------------------------------------------------------------------------------------
2000 STOCK OPTION PLAN
Common Stock,               1,840,217         $.85 - $2.31         $2,124,769        $532
no par value
=================================================================================================







- -------------------

(1) Includes 1,143,500 shares issuable upon the exercise of options granted under the 2000 Stock Option Plan of Genetronics Biomedical Ltd. (the "Company" or the "Registrant").

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are calculated based upon (a) the weighted average of $.94 to $2.31 of the 1,143,500 outstanding options granted under the Company's 2000 Stock Option Plan and (b) the average of the high and low prices of Company's Common Stock on March 28, 2001 ($.85) as reported on the American Stock Exchange for the remaining 696,717 shares subject to the 2000 Stock Option Plan.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated by reference in this Registration Statement:

        1.1 The Company's Annual Report on Form 10-K for the year ended March 31, 2000;

        1.2 The Company's Report on Form 8-K filed on January 17, 2001;

        1.3 The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000, September 30, 2000 and December 31, 2000; and

        1.4 The description of the Company's Common Stock contained in its report on Form 20-F for the period ended February 28, 1998 including any amendments or reports filed for the purpose of updating such description.

        All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

        Inapplicable.

Item 6. Indemnification of Directors and Officers

        As specified in our Articles of Incorporation, subject to the provisions of the Company Act (British Columbia), our directors shall cause us to indemnify a director or a former director of ours and the directors may cause us to indemnify a director or former director of a corporation of which we are or were a member and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director of ours or a director of such corporation, including any action brought by us or any such corporation. Each of our directors on being elected or appointed shall be deemed to have contracted with us on the terms of the foregoing indemnity.

        Additionally, our directors may cause us to indemnify any of our officers, employees or agents, or of any corporation of which we are or were a member, and his heirs and personal


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representatives, against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as our officer, employee or agent or such corporation. We shall also indemnify our Secretary and any Assistant Secretary, if he is not a full-time employee and notwithstanding that he may also be a director and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Company Act (British Columbia) or our Articles of Incorporation and each such Secretary and Assistant Secretary shall, on being appointed be deemed to have contracted with us on the terms of the foregoing indemnity.

        Our directors may cause us to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of ours or as a director, officer, employee or agent of ours or as a director, officer, employee or agent of any corporation of which we are or were a stockholder and his heirs or personal representatives against any liability incurred by him as such director, officer, employee or agent.

        These indemnification provisions and the indemnification agreements entered into between us and our executive officers and directors may be sufficiently broad to permit indemnification of our executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

Item 7. Exemption From Registration Claimed

        Inapplicable.

Item 8. Exhibits

        See Exhibit Index.

Item 9. Undertakings

        (a)     Rule 415 Offering

               The undersigned registrant hereby undertakes:

(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


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

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filing incorporating subsequent Exchange Act documents by reference

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Request for acceleration of effective date or filing of registration statement on Form S-8

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the


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undersigned, thereunto duly authorized, in the City of San Diego, State of
California, on March 30, 2001.


                                       Genetronics Biomedical, Ltd.


                                       By: /S/ MARTIN NASH
                                           _____________________________________
                                           Martin Nash
                                           President and Chief Executive Officer






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                                POWER OF ATTORNEY

        The officers and directors of Genetronics Biomedical, Ltd. whose signatures appear below, hereby constitute and appoint Martin Nash and Mervyn McCulloch, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, her or his substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2001.

Signature                                      Title
- ----------------------------------------------------------------------------------------------

/S/ MARTIN NASH
- ------------------------------------
Martin Nash                                    President, Chief Executive Officer (Principal
                                               Executive Officer) and Director

/S/ MERVYN J. MCCULLOCH
- ------------------------------------
Mervyn J. McCulloch                            Chief Financial Officer (Principal Financial
                                               and Accounting Officer)

/S/ JAMES L. HEPPELL
- ------------------------------------
James L. Heppell                               Director


/S/ GORDON J. POLITESKI
- ------------------------------------
Gordon J. Politeski                            Director


/S/ SUZANNE L. WOOD
- ------------------------------------
Suzanne L. Wood                                Director


/S/ FELIX THEEUWES
- ------------------------------------
Felix Theeuwes                                 Director


/S/ GORDON BLANKSTEIN
- ------------------------------------
Gordon Blankstein                              Director


/S/ GRANT DENISON
- ------------------------------------
Grant Denison                                  Director


/S/ TAZDIN ESMAIL
- ------------------------------------
Tazdin Esmail                                  Director


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                                  EXHIBIT INDEX

Ex.#          Description                                                       Location
- ----          -----------                                                       --------
5.1.          Opinion and Consent of Catalyst Corporate Finance
              Lawyers..............................................................(1)

23.1          Consent of Ernst & Young LLP.........................................(1)

23.2.         Consent of Catalyst Corporate Finance Lawyers (see Exhibit 5.1)......(1)

24.1.         Power of Attorney (See Signature Page)...............................(1)

99.1          2000 Stock Option Plan...............................................(1)

99.2          Forms of Incentive and Nonstatutory Stock Option Agreements
              used in connection with the 2000 Stock Option Plan...................(1)

(1)           Filed herewith.





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